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                                                                Exhibit 20.2


       [AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY LOGO]
            A Capital Stock Company (herein called the "Company")
            c/o American International Surplus Lines Agency, Inc.
                   Harborside Financial Center, 401 Plaza 3
                        Jersey City, New Jersey  07311
  A Member Company
    of American
International Group, Inc.

Policy Number:  244-11-68                                   RENEWAL OF:

            THIS IS A CLAIMS MADE POLICY-PLEASE READ IT CAREFULLY

NOTICE: THE LIMITS OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. FURTHER NOTE THAT AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE DEDUCTIBLE AMOUNT.

      THIRD PARTY ADMINISTRATORS PROFESSIONAL LIABILITY INSURANCE POLICY

                                 DECLARATIONS

Item 1. NAMED INSURED:  COMPLETE WELLNESS INDEPENDENT PHYSICIAN
                        ASSOCIATION OF FLORIDA, INC.

        Address:  17757 U.S. HIGHWAY 19 NORTH
                  SUITE 350
                  CLEARWATER, FL  34624

Item 2. POLICY PERIOD:  From:  January 21, 1998        To: January 21, 1999
                        (12:01 A.M. standard time at the address stated in Item 1)

Item 3. Limits of Liability: (inclusive of DEFENSE EXPENSE):

          $1,000,000    each WRONGFUL ACT or series of continuous,
        --------------  repeated or interrelated WRONGFUL ACTS

          $3,000,000    aggregate
        --------------

Item 4. Deductible:  $10,000       each WRONGFUL ACT or series of continuous,
                   --------------  repeated or interrelated WRONGFUL ACTS


Item 5. Premium:     $11,250
                ---------------

Item 6. RETROACTIVE DATE:   January 20, 1997
                            ----------------
Producer: PROGRAM UNDERWRITERS INC

Address:  3700 COCONUT CREEK PARKWAY
          COCONUT CREEK, FL 33066

     5905722   May 20, 1998                        [SIG]
                             ------------------------------------------------
                                          Authorized Representative
                             Or Countersignature (In states where applicable)
52948 (1/92)